UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November14, 2013

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 14, 2013, Andrea Meade and ScanSource, Inc. (the “Company”) agreed to wind-up their employment relationship. Ms. Meade will be departing from her position as Executive Vice President of Corporate Development and Chief Information Officer with the Company to spend time with her family and pursue other opportunities outside of the Company. Ms. Meade will continue in her current position through November 29, 2013. The Company will be providing severance benefits pursuant to her employment agreement, including a payment of $688,381.84 and Company sponsored COBRA benefits for two years. Pursuant to her employment agreement in exchange for such severance benefits, Ms. Meade will be providing both a release and non-compete commitment for two years.

(e)

In connection with and following her separation from the Company, Ms. Meade has agreed to provide the Company with up to eight weeks of consulting work at $160 per hour ($1,280 per day) for a period of time covering December 1, 2013 to May 31, 2014 at times mutually agreed to by Ms. Meade and the Company to assist the Company with on-going projects and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ Michael L. Baur
November 15, 2013	Name: Its:	Michael L. Baur Chief Executive Officer

3